SLM Student Loan Trust 2003-11
Quarterly Servicing Report
Report Date: 8/31/2004            Reporting Period: 6/1/04-8/31/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		5/31/2004	Activity	8/31/2004
A	i	Portfolio Balance	$1,904,360,260.25	($44,930,345.21)	$1,859,429,915.04
	ii	Interest to be Capitalized	6,697,735.85		7,269,672.98

	iii	Total Pool	$1,911,057,996.10		$1,866,699,588.02

	iv	Specified Reserve Account Balance	4,777,644.99		4,666,748.97

	v	Total Adjusted Pool	$1,915,835,641.09		$1,871,366,336.99

B	i	Weighted Average Coupon (WAC)	5.464%		5.447%
	ii	Weighted Average Remaining Term	262.15		260.94
	iii	Number of Loans	101,476		99,654
	iv	Number of Borrowers	63,844		62,449
	v	Aggregate Outstanding Principal Balance - T-Bill	$379,039,409.98		$367,222,683.37
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$1,532,018,586.12		$1,499,476,904.65

						% of		% of
		Notes and Certificates		Spread	Balance 6/15/04	O/S Securities	Balance 9/15/04	O/S Securities
C	i	A-1 Notes	78442GJU1	0.000%	$79,431,641.09	4.146%	$34,962,336.99	1.868%
	ii	A-2 Notes	78442GJV9	0.050%	263,000,000.00	13.728%	263,000,000.00	14.054%
	iii	A-3 Notes	78442GJW7	0.120%	255,000,000.00	13.310%	255,000,000.00	13.626%
	iv	A-4 Notes	78442GJX5	0.190%	412,000,000.00	21.505%	412,000,000.00	22.017%
	v	A-5 Notes	78442GJR8	0.000%	270,641,000.00	14.127%	270,641,000.00	14.462%
	vi	A-6 Notes	78442GJS6	0.290%	275,000,000.00	14.355%	275,000,000.00	14.695%
	vii	A-7 Notes	78442GJT4	0.000%	300,000,000.00	15.659%	300,000,000.00	16.031%
	x	B Notes	78442GJY3	0.650%	60,763,000.00	3.172%	60,763,000.00	3.247%

	xi	Total Notes			$1,915,835,641.09	100.000%	$1,871,366,336.99	100.000%

	Reserve Account		6/15/2004	9/15/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)	$—	$—
	iii	Specified Reserve Acct Balance ($)	$4,777,644.99	$4,666,748.97
	iv	Reserve Account Floor Balance ($)	$3,008,024.00	$3,008,024.00
	v	Current Reserve Acct Balance ($)	$4,777,644.99	$4,666,748.97

	Other Accounts		6/15/2004	9/15/2004
E	i	Remarketing Fee Account	$—	$—
	ii	Capitalized Interest Account	$14,250,000.00	$14,250,000.00
	iii	Principal Accumulation Account (A-5)	$—	$—
	iv	Supplemental Interest Account (A-5)	$—	$—
	v	Principal Accumulation Account (A-6)	$—	$—
	vi	Supplemental Interest Account (A-6)	$—	$—
	vii	Principal Accumulation Account (A-7)	$—	$—
	viii	Supplemental Interest Account (A-7)	$—	$—
	ix	Investment Premium Purchase Account	$—	$—
	x	Investment Reserve Account	$—	$—

	Asset/Liability		6/15/2004	9/15/2004
F	i	Total Adjusted Pool	$1,915,835,641.09	$1,871,366,336.99
	ii	Total Notes	$1,915,835,641.09	$1,871,366,336.99
	iii	Difference	$—	$—
	iv	Parity Ratio	1.00000	1.00000

II. 2003-11 Transactions from: 5/31/2004 through: 8/31/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$48,509,119.17
	ii	Principal Collections from Guarantor	3,800,488.72
	iii	Principal Reimbursements	84,336.73
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$52,393,944.62

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$64,397.35
	ii	Capitalized Interest	(7,527,996.76)

	iii	Total Non-Cash Principal Activity	$(7,463,599.41)

C	Total Student Loan Principal Activity		$44,930,345.21

D	Student Loan Interest Activity
	i	Regular Interest Collections	$16,178,197.94
	ii	Interest Claims Received from Guarantors	254,241.61
	iii	Collection Fees/Returned Items	6,260.76
	iv	Late Fee Reimbursements	210,726.12
	v	Interest Reimbursements	528.92
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	100,870.93
	viii	Subsidy Payments	1,219,528.29

	ix	Total Interest Collections	$17,970,354.57

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$167.85
	ii	Capitalized Interest	7,527,996.76

	iii	Total Non-Cash Interest Adjustments	$7,528,164.61

F	Total Student Loan Interest Activity		$25,498,519.18

G.	Non-Reimbursable Losses During Collection Period		$60,137.71

H.	Cumulative Non-Reimbursable Losses to Date		$106,322.81

III. 2003-11 Collection Account Activity 5/31/2004 through 8/31/2004

A	Principal Collections
	i	Principal Payments Received	$22,368,402.01
	ii	Consolidation Principal Payments	$29,941,205.88
	iii	Reimbursements by Seller	18,533.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	0.00
	vi	Re-purchased Principal	65,803.73

	vii	Total Principal Collections	$52,393,944.62

B	Interest Collections
	i	Interest Payments Received	$17,552,967.87
	ii	Consolidation Interest Payments	$199,870.90
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	282.81
	vi	Re-purchased Interest	246.11
	vii	Collection Fees/Returned Items	6,260.76
	viii	Late Fees	210,726.12

	ix	Total Interest Collections	$17,970,354.57

C	Other Reimbursements		$342,184.94

D	Reserves In Excess of the Requirement		$110,896.02

E	Reset Period Target Amount Excess		$—

F	Funds Released from Supplemental Interest Account		$—

G	Investment Premium Purchase Account Excess		$—

H	Investment Reserve Account Excess		$—

I	Interest Rate Cap Proceeds		$—

J	Interest Rate Swap Proceeds		$2,510,253.55

K	Administrator Account Investment Income		$—

L	Trust Account Investment Income		$178,812.05

M	Funds Released from Capitalized Interest Account		$—

	TOTAL AVAILABLE FUNDS		$73,506,445.75
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,585,042.07)
		Consolidation Loan Rebate Fees	(4,849,399.91)
K	NET AVAILABLE FUNDS		$67,072,003.77

L	Servicing Fees Due for Current Period		$779,071.94

M	Carryover Servicing Fees Due		$—

N	Administration Fees Due		$25,000.00

O	Total Fees Due for Period		$804,071.94

IV. 2003-11 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	5/31/2004	8/31/2004	5/31/2004	8/31/2004	5/31/2004	8/31/2004	5/31/2004	8/31/2004	5/31/2004	8/31/2004
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	5.395%	5.389%	72,884	70,588	71.824%	70.833%	$1,276,921,216.46	$1,230,593,318.96	67.053%	66.181%
31-60 Days Delinquent	5.703%	6.095%	3,859	2,373	3.803%	2.381%	$72,867,137.68	$43,567,795.77	3.826%	2.343%
61-90 Days Delinquent	5.977%	6.295%	1,794	1,398	1.768%	1.403%	$33,012,674.48	$27,154,531.15	1.734%	1.460%
91-120 Days Delinquent	6.503%	6.361%	635	863	0.626%	0.866%	$11,048,125.84	$15,671,048.32	0.580%	0.843%
> 120 Days Delinquent	7.254%	6.381%	1,011	1,923	0.996%	1.930%	$20,481,305.52	$33,708,272.12	1.075%	1.813%

Deferment
Current	5.330%	5.296%	9,307	9,979	9.172%	10.014%	$195,275,910.83	$206,460,441.44	10.254%	11.103%

Forbearance
Current	5.612%	5.522%	11,838	12,375	11.666%	12.418%	$291,836,157.32	$299,016,535.04	15.325%	16.081%

TOTAL REPAYMENT	5.470%	5.456%	101,328	99,499	99.854%	99.844%	$1,901,442,528.13	$1,856,171,942.80	99.847%	99.825%
Claims in Process (1)	1.447%	0.000%	148	155	0.146%	0.156%	$2,917,732.12	$3,257,972.24	0.153%	0.175%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	5.464%	5.447%	101,476	99,654	100.000%	100.000%	$1,904,360,260.25	$1,859,429,915.04	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*Percentages may not total 100% due to rounding.

V. 2003-11 Portfolio Characteristics by School and Program

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	8.857%	277	$6,554,496.98	0.353%
-Two Year	8.984%	44	$498,231.27	0.027%
-Technical	8.076%	30	$242,685.35	0.013%
-Other	5.445%	99,303	$1,852,134,501.44	99.608%

- Total	5.447%	99,654	$1,859,429,915.04	100.000%

* 100% of the Trust Student Loans are consolidation loans.

*Percentages may not total 100% due to rounding.

VI. 2003-11 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period				$27,746,462.15
B	Interest Subsidy Payments Accrued During Collection Period				748,158.58
C	SAP Payments Accrued During Collection Period				329,559.30
D	Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS except CAP INT ACCT)				137,220.96
E	Investment Earnings (CAP INT ACCOUNTS)				41,591.09
F	Investment Earnings (ADMINISTRATOR ACCOUNTS)				0.00
G	Consolidation Loan Rebate Fees				(4,849,399.91)

H	Net Expected Interest Collections				$24,153,592.17

I	Interest Rate Cap Payments Due to the Trust
					Cap

	i	Cap Notional Amount			$370,000,000.00
	ii	Libor (Interpolated first period)			1.52000%
	iii	Cap %			5.00000%
	iv	Excess Over Cap ( ii-iii)			0.00000%
	v	Cap Payments Due to the Trust			$0.00

J		Interest Rate Swap on Fixed Rate Reset Notes

		Swap Payments
				A-5 Swap Calc	A-6 Swap Calc	A-7 Swap Calc

		i	Notional Swap Amount	270,641,000	—	300,000,000

		SLM Student Loan Trust Pays:
			3 Month Libor	1.52000%	0.00000%	1.52000%
			Spread	0.07000%	0.00000%	0.12750%

		ii	Pay Rate	1.59000%	0.00000%	1.64750%
		iii	Gross Swap Payment Due Counterparty	$1,099,704.60	$0.00	$1,263,083.33
		iv	Days in Period 6/15/2004 9/15/2004	92	92	92

		Counterparty Pays:
		v	Fixed Rate Equal To Respective Reset Note Rate	2.99000%	0.00000%	3.80000%
		vi	Gross Swap Receipt Due Trust	$2,023,041.48	$0.00	$2,850,000.00
		vii	Days in Period 6/15/2004 9/15/2004	90	90	90

VII. 2003-11 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index
A	Class A-1 Interest Rate	0.003884444	(6/15/04—9/15/04)	1.52000%	LIBOR
B	Class A-2 Interest Rate	0.004012222	(6/15/04—9/15/04)	1.57000%	LIBOR
C	Class A-3 Interest Rate	0.004191111	(6/15/04—9/15/04)	1.64000%	LIBOR
D	Class A-4 Interest Rate	0.004370000	(6/15/04—9/15/04)	1.71000%	LIBOR
E	Class A-5 Interest Rate	0.007475000	(6/15/04—9/15/04)	2.99000%	Fixed
F	Class A-6 Interest Rate	0.004625556	(6/15/04—9/15/04)	1.81000%	LIBOR
G	Class A-7 Interest Rate	0.009500000	(6/15/04—9/15/04)	3.80000%	Fixed
J	Class B Interest Rate	0.005545556	(6/15/04—9/15/04)	2.17000%	LIBOR

VIII. 2003-11 Inputs From Original Data 5/31/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,904,360,260.25
	ii	Interest To Be Capitalized	6,697,735.85

	iii	Total Pool	$1,911,057,996.10
	iv	Specified Reserve Account Balance	4,777,644.99

	v	Total Adjusted Pool	$1,915,835,641.09

B	Total Note and Certificate Factor		0.94590296113
C	Total Note Balance		$1,915,835,641.09

D	Note Balance 6/15/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class A-7	Class B

	i	Current Factor	0.4202732333	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000
	ii	Expected Note Balance	$79,431,641.09	$263,000,000.00	$255,000,000.00	$412,000,000.00	$270,641,000.00	$275,000,000.00	$300,000,000.00	$60,763,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$4,777,644.99
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2003-11 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 12/15/2008 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

X. 2003-11 Other Account Deposits and Reconciliations

A	Reserve Account Reconciliation:
	i	Beginning of Period Balance			$4,777,644.99
	ii	Deposits to correct Shortfall			$—

	iii	Total Reserve Account Balance Available			$4,777,644.99
	iv	Required Reserve Account Balance			$4,666,748.97
	v	Shortfall Carried to Next Period			$—
	vi	Excess Reserve - Release to Collection Account			$110,896.02

	vii	Ending Reserve Account Balance			$4,666,748.97

B	Capitalized Interest Account Required Amount:
	i	Beginning of Period Balance			$14,250,000.00
	vi	Capitalized Interest Release to the Collection Account			$—

	vii	Ending Capitalized Interest Account Balance			$14,250,000.00

C	Accumulation Account Deposits and Balances:
	i	Class A-5 Accumulation Account Beginning Balance			$—
	ii	Deposits for payment on the next reset date			$—

	iii	Ending A-5 Accumulation Account Balance			$—
	iv	Class A-6 Accumulation Account Beginning Balance			$—
	v	Deposits for payment on the next reset date			$0.00

	vi	Ending A-6 Accumulation Account Balance			$—
	vii	Class A-7 Accumulation Account Beginning Balance			$—
	viii	Deposits for payment on the next reset date			$—

	ix	Ending A-7 Accumulation Account Balance			$—

D	Supplemental Interest Account Deposits:
	i	Three Month Libor/Interpolated rate Determined		6/11/2004	1.52000%
	ii	Investment Rate			0.94500%

	iii	Difference			0.57500%
	iv	Class A-5 Supplemental Interest Account Beginning Balance			$—
	v	Funds Released into Collection Account			$—
	vi	Number of Days Through Next Reset Date			$821
	vii	Class A-5 Supplemental Interest Account Deposit Amount			$—
	viii	Class A-6 Supplemental Interest Account Beginning Balance			$—
	ix	Funds Released into Collection Account			$—
	x	Number of Days Through Next Reset Date			$3379
	xi	Class A-6 Supplemental Interest Account Deposit Amount			$—
	xii	Class A-7 Supplemental Interest Account Beginning Balance			$—
	xiii	Funds Released into Collection Account			$—
	xiv	Number of Days Through Next Reset Date			$1461
	xv	Class A-7 Supplemental Interest Account Deposit Amount			$—

E	Remarketing Fee Account Reconciliation:		A-5	A-6	A-7	Total

	i	Next Reset Date	12/15/2006	12/16/2013	9/15/2008
	ii	Reset Period Target Amount	$—	$—	$—	$—
	iii	Remarketing Account Required Balance	$—	$—	$—	$—
	iv	Remarketing Fee Account Balance (net of
		inv earnings)	$—	$—	$—	$—
	v	Quarterly Funding Amount	$—	$—	$—	$—
	vi	Reset Period Target Amount Excess	$—	$—	$—	$—

	vii	End of Period Account Balance (net of
		investment earnings)	$—	$—	$—	$—

F	Investment Premium Purchase Account
	i	Beginning of Period Account Balance			$—
	ii	Required Quarterly Deposit			$—
	iii	Eligible Investment Purchase Premium Paid			$—
	iv	Funds Released into Collection Account			$—

	v	End of Period Account Balance			$—

G	Investment Reserve Account
	i	Balance			$—
	ii	Requirement			$—
	iii	Funds Released into Collection Account			$—
	iv	Have there been any downgrades to any
		eligible investments?			N

XI. 2003-11 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-K )		$67,072,003.77	$67,072,003.77

B	Primary Servicing Fees-Current Month		$779,071.94	$66,292,931.83

C	Administration Fee		$25,000.00	$66,267,931.83

D	Aggregate Quarterly Funding Amount to Remarketing Fee account		$0.00	$66,267,931.83

E	Noteholder’s Interest Distribution Amounts

	i	Class A-1	$308,547.80	$65,959,384.03
	ii	Class A-2	$1,055,214.44	$64,904,169.59
	iii	Class A-3	$1,068,733.33	$63,835,436.26
	iv	Class A-4	$1,800,440.00	$62,034,996.26
	v	Class A-5	$2,023,041.48	$60,011,954.78
	vi	Class A-6	$1,272,027.78	$58,739,927.00
	vii	Class A-7	$2,850,000.00	$55,889,927.00
	x	Aggregate Interest Rate Swap Payments	$0.00	$55,889,927.00

		Total	$10,378,004.83

F	Class B Noteholders’ Interest Distribution Amount		$336,964.59	$55,552,962.41

G	Noteholder’s Principal Distribution Amounts Paid (or set aside*)

	i	Class A-1	$44,469,304.10	$11,083,658.31
	ii	Class A-2	$0.00	$11,083,658.31
	iii	Class A-3	$0.00	$11,083,658.31
	iv	Class A-4	$0.00	$11,083,658.31
	v	Class A-5	$0.00	$11,083,658.31
	vi	Class A-6	$0.00	$11,083,658.31
	vii	Class A-7	$0.00	$11,083,658.31

		Total	$44,469,304.10

H	Increase to Supplemental Interest Account		$0.00	$11,083,658.31

I	Investment Reserve Account Required Amount		$0.00	$11,083,658.31

J	Class B Noteholder’s Principal Distribution Amount		$0.00	$11,083,658.31

K	Increase to the Specified Reserve Account		$0.00	$11,083,658.31

L	Investment Premium Purchase Account Deposit		$0.00	$11,083,658.31

M	Carryover Servicing Fees		$0.00	$11,083,658.31

N	Remaining Swap Termination Fees		$0.00	$11,083,658.31

O	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$11,083,658.31

P	Additional fees owed to 1) the remarketing agents and 2) the administrator		$0.00	$11,083,658.31

	Excess to Excess Distribution Certificate Holder		$11,083,658.31	$0.00

*Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

XII. 2003-11 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class A-7	Class B
	i	Quarterly Interest Due		$308,547.80	$1,055,214.44	$1,068,733.33	$1,800,440.00	$2,023,041.48	$1,272,027.78	$2,850,000.00	$336,964.59
	ii	Quarterly Interest Paid		308,547.80	1,055,214.44	1,068,733.33	1,800,440.00	2,023,041.48	1,272,027.78	2,850,000.00	336,964.59

	iii	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due		$44,469,304.10	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid		44,469,304.10	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount		$44,777,851.90	$1,055,214.44	$1,068,733.33	$1,800,440.00	$2,023,041.48	$1,272,027.78	$2,850,000.00	$336,964.59

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 6/15/2004		$1,915,835,641.09
	ii	Adjusted Pool Balance 8/31/2004		1,871,366,336.99

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)		$44,469,304.10

	iv	Adjusted Pool Balance 5/31/2004		$1,915,835,641.09
	v	Adjusted Pool Balance 8/31/2004		1,871,366,336.99

	vi	Current Principal Due (iv-v)		$44,469,304.10
	vii	Notes Issued Exceeding Adjusted Pool Balance		—

	viii	Principal Distribution Amount (vi + vii)		$44,469,304.10

	ix	Principal Distribution Amount Paid		$44,469,304.10
	x	Principal Shortfall (viii-ix)		$0.00

C		Total Principal Distribution		$44,469,304.10
D		Total Interest Distribution		10,714,969.42

E		Total Cash Distributions		$55,184,273.52

F	Note Balances			6/15/2004	Payment Factor	9/15/2004	Next Reset Date
	i	A-1 Note Balance	78442GJU1	$79,431,641.09		$34,962,336.99
		A-1 Note Pool Factor		0.4202732333	0.2352873233	0.1849859100

	ii	A-2 Note Balance	78442GJV9	$263,000,000.00		$263,000,000.00
		A-2 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	iii	A-3 Note Balance	78442GJW7	$255,000,000.00		$255,000,000.00
		A-3 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	iv	A-4 Note Balance	78442GJX5	$412,000,000.00		$412,000,000.00
		A-4 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	v	A-5 Note Balance	78442GJR8	$270,641,000.00		$270,641,000.00
		A-5 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000	12/15/2006

	vi	A-6 Note Balance	78442GJS6	$275,000,000.00		$275,000,000.00
		A-6 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000	12/16/2013

	vii	A-7 Note Balance	78442GJT4	$300,000,000.00		$300,000,000.00
		A-7 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000	9/15/2008

	viii	A-B Note Balance	78442GJY3	$60,763,000.00		$60,763,000.00
		A-B Note Pool Factor		1.000000000	0.000000000	1.000000000

XIII. 2003-11 Historical Pool Information

			6/1/04-8/31/04	3/1/04-5/31/04	10/6/03-2/29/04

Beginning Student Loan Portfolio Balance			$1,904,360,260.25	$1,939,562,024.51	$2,000,544,519.28

	Student Loan Principal Activity
	i	Regular Principal Collections	$48,509,119.17	$40,063,348.59	$69,628,055.54
	ii	Principal Collections from Guarantor	3,800,488.72	3,764,676.62	1,788,883.26
	iii	Principal Reimbursements	84,336.73	28,330.84	913,127.91
	iv	Other System Adjustments	—	—	—

	v	Total Principal Collections	$52,393,944.62	$43,856,356.05	$72,330,066.71
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$64,397.35	$45,891.91	$253,810.98
	ii	Capitalized Interest	(7,527,996.76)	(8,700,483.70)	(11,601,382.50)

	iii	Total Non-Cash Principal Activity	$(7,463,599.41)	$(8,654,591.79)	$(11,347,571.52)

(-)	Total Student Loan Principal Activity		$44,930,345.21	$35,201,764.26	$60,982,495.19

	Student Loan Interest Activity
	i	Regular Interest Collections	$16,178,197.94	$16,266,787.37	$27,314,821.70
	ii	Interest Claims Received from Guarantors	254,241.61	181,632.39	28,018.34
	iii	Collection Fees/Returned Items	6,260.76	5,891.09	5,728.44
	iv	Late Fee Reimbursements	210,726.12	183,894.73	297,988.47
	v	Interest Reimbursements	528.92	1,187.18	5,994.25
	vi	Other System Adjustments	—	—	—
	vii	Special Allowance Payments	100,870.93	41,210.07	53,335.58
	viii	Subsidy Payments	1,219,528.29	1,247,739.00	1,173,468.47

	ix	Total Interest Collections	$17,970,354.57	$17,928,341.83	$28,879,355.25
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$167.85	$1,912.99	$(254,755.55)
	ii	Capitalized Interest	7,527,996.76	8,700,483.70	11,601,382.50

	iii	Total Non-Cash Interest Adjustments	$7,528,164.61	$8,702,396.69	$11,346,626.95

	Total Student Loan Interest Activity		$25,498,519.18	$26,630,738.52	$40,225,982.20
(=)	Ending Student Loan Portfolio Balance		$1,859,429,915.04	$1,904,360,260.25	$1,939,562,024.51
(+)	Interest to be Capitalized		$7,269,672.98	$6,697,735.85	$7,794,735.66

(=)	TOTAL POOL		$1,866,699,588.02	$1,911,057,996.10	$1,947,356,760.17

(+)	Reserve Account Balance		$4,666,748.97	$4,777,644.99	$4,868,391.90

(=)	Total Adjusted Pool		$1,871,366,336.99	$1,915,835,641.09	$1,952,225,152.07

XIV. 2003-11 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Mar-04	$1,947,356,760	4.45%

Jun-04	$1,911,057,996	4.58%

Sep-04	$1,866,699,588	5.11%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.